Execution Version

EXHIBIT C

Root, Inc.

Lock-Up Agreement

October 27, 2020

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Barclays Capital Inc.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Root, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Root, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). As used herein, the term “Common Stock” means the Class A Common Stock together with the Class B common stock, par value $0.0001 per share (“Class B Common Stock”), of the Company.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter (the “Lock-Up Agreement”) and continuing to and including the date that is 180 days after the date (the “Public Offering Date”) set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, or exchangeable or exercisable for or that represent the right to receive, shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) described in (i) or (ii) above would be settled by delivery of shares of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. In addition, the undersigned agrees that, without the prior written consent of at least two of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, if the undersigned is an officer (within the meaning of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or director, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

In addition, and notwithstanding the provisions of the second paragraph of this Lock-Up Agreement, if (i) the Lock-Up Period is scheduled to end during a Blackout Period (as defined below) or within ten Trading Days (as defined below) prior to a Blackout Period and (ii) the Company shall have publicly released its earnings results for the quarterly period during which the Public Offering occurred, the Lock-Up Period shall end at the opening of the trading window immediately preceding the applicable Blackout Period; provided, that in no event may the Lock-Up Period end prior to 120 days after the Public Offering Date. In the event that, the opening of the trading window immediately preceding the applicable Blackout Period is earlier than 120 days after the Public Offering Date, the Lock-Up Period shall end on the 120th day after the Public Offering date but only if such 120th day is at least five Trading Days prior to the commencement of the Blackout Period (and, if not, then the provisions of the second paragraph of this Lock-Up Agreement shall remain in place). Any expiration of the Lock-Up Period prior to the 180th day after the Public Offering Date pursuant to this paragraph shall be referred to as a “Blackout-Related Release”. Notwithstanding the foregoing, a Blackout-Related Release shall not occur unless the Company shall have announced the date of the Blackout-Related Release through a major news service, or on a Form 8-K, at least five Trading Days in advance of the Blackout-Related Release. For purposes of this paragraph, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities. For purposes of this Lock-Up Agreement, “Blackout Period” shall mean a broadly applicable period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. will notify the Company of the impending release or waiver, and (ii) the

Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned (a) may transfer the undersigned’s shares of Common Stock:

i.

as a bona fide gift or gifts or for bona fide estate planning purposes, provided that the donee or donees thereof shall execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, provided further that any such transfer shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act or otherwise shall be required or voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs, provided that any such required Form 5 filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);

ii.

to any immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust shall execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, provided further that any such transfer shall not involve a disposition for value and provided further that no filing under Section 16(a) of the Exchange Act, or otherwise shall be required or voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs, provided that any such required Form 5 filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);

iii.

upon death or by will, testamentary document or intestate succession, provided that the transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, provided further that any such transfer shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act, or otherwise shall be voluntarily made during the Lock-Up Period;

iv.

in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, or otherwise shall be required or voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs, provided that any such required Form 5 filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);

v.

if the undersigned is a partnership, limited liability company, corporation, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned) of the undersigned, (B) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (C) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders, provided that the transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, provided further that any such transfer shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure by or on behalf of the undersigned shall be voluntarily made during the Lock-Up Period, and provided further that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period, such report shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and that the transferee agrees to be bound in writing by the restrictions set forth herein;

vi.

to the Company in connection with the exercise of options, including “net” or “cashless” exercises, including any transfer of shares of Common Stock to the Company for the payment of tax withholdings or remittance payments due as a result of the exercise of any such options; provided, that in all such cases, (A) the exercise be pursuant to equity awards granted under a stock incentive plan or other equity award plan that is described in the Prospectus, and (B) any shares of Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement; provided further that no filing under Section 16(a) of the Exchange Act, or otherwise shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs, provided that any such required Form 5 filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);

vii.

by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, provided further that any such transfer shall not involve a disposition for value, and provided further that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

viii.

to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed in the Prospectus or pursuant to the agreements pursuant to which such shares were issued as disclosed in the Prospectus or the Registration Statement, in each case, upon termination of the undersigned’s relationship with the Company, provided that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was to the Company in connection with the repurchase of shares of Common Stock;

ix.	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 75% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”), provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement; provided, further that so long as the undersigned’s shares are not transferred, sold or tendered, such shares shall remain subject to this Lock-Up Agreement;

x.

to the Company in connection with the conversion or reclassification of the outstanding equity securities of the Company into shares of Common Stock, including the conversion or reclassification of the outstanding shares of common stock or preferred stock of the Company into shares of Class B Common Stock in connection with the consummation of the Public Offering or the conversion of outstanding shares of Class B Common Stock into shares of Class A Common Stock in accordance with the Company’s certificate of incorporation, or any reclassification or conversion of the Company’s Common Stock, as described and as contemplated in the Prospectus, provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement; and

xi.	with the prior written consent of at least two of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. on behalf of the Underwriters; and

(b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of securities of the undersigned, if then permitted by the Company, provided that the securities subject to the plan may not be sold during the Lock-Up Period; provided further, that to the extent a public announcement, report or filing under the Exchange Act regarding the establishment of such plan shall be required during the Lock-Up Period, such announcement, report or filing shall include a statement to the effect that no transfer of securities subject to such plan may be made under such plan until after the expiration of the Lock-Up Period; and provided further, that, no such filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

In the event that, during the Lock-Up Period, at least two of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. (the “Release Agents”) release or waive any prohibition set forth in this Lock-Up Agreement on the Transfer of Common Stock or Derivative Instruments held by any director, officer or holder of greater than 1% of the Company’s outstanding voting securities (other than the undersigned), the same percentage of the total number of outstanding shares of Common Stock and Derivative Instruments held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of Common Stock and Derivative Instruments held by such director, officer or holder of greater than 1% of the Company’s outstanding voting securities on the date of such release or waiver that are the subject of such release and waiver shall be immediately and fully released on the same terms from the applicable prohibitions set forth herein. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, and if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (2) if the releases or waivers granted by the Release Agents in an amount of Common Stock and Derivative Instruments, individually or in the aggregate for all such releases (whether in one or multiple releases), are less than or equal to $5,000,000 in the aggregate, (3) if the release or waiver is granted due to circumstances of an emergency or hardship as determined by the Release Agents in their sole judgment or (4) to any Blackout-Related Release. The Release Agents shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Release Agents or the Underwriters). The undersigned further acknowledges that the Release Agents are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Release Agents of any such notice, which is a matter between the undersigned and the Company.

It is understood that this Lock-Up Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC, prior to the execution of the Underwriting Agreement, to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) the Public Offering shall not have been completed by January 31, 2021, in the event the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 90 days.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned nor has solicited any action from the undersigned with respect to the Public Offering of the Shares, this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:
By:		SLP OMNI AGGREGATOR, L.P.
	(duly authorized signature)	By: SLP VI Aggregator GP, L.L.C. By: Silver Lake Technology Associates VI, L.P. By: SLTA VI (GP), L.L.C. By: Silver Lake Group, L.L.C.

(please print complete name of entity)

Name:		By:	/s/ Greg Mondre
	(please print full name)		(duly authorized signature)

		Name:	Greg Mondre
(please print full name)

		Title:	Co-CEO
(please print full title)